UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 20, 2018

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.
The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in our Current Reports on Form 8-K filed on February 9, 2016 and August 9, 2017, we, through Griffin-American Healthcare REIT III Holdings, LP, our operating partnership, as borrower, and certain of our subsidiaries, and us, collectively as guarantors, entered into a credit agreement, or the Credit Agreement, on February 3, 2016, and a First Amendment to the Credit Agreement on August 3, 2017, with Bank of America, N.A., or Bank of America, as administrative agent, a swing line lender and a letter of credit issuer; KeyBank, National Association, or KeyBank, as syndication agent and a letter of credit issuer; and the lenders named therein, to establish a $250,000,000 term loan credit facility and a $300,000,000 revolving credit facility. The revolving credit facility and term loan credit facility are collectively referred to as the Credit Facilities. Pursuant to the terms of the Credit Agreement, as amended, upon at least five business days’ prior written notice to Bank of America, we have the right to increase the aggregate revolving credit facility, or add one or more tranches of term loans, subject to the satisfaction of certain conditions; provided that, after giving effect to such increase in the revolving credit facility and/or additional tranches of term loans, the total aggregate principal amount of the Credit Facilities does not exceed $1,000,000,000.

On December 20, 2018, we entered into a Commitment Increase Agreement with Bank of America, as administrative agent and the increasing lender. The material terms of the Commitment Increase Agreement provide for an increase in the revolving credit facility by an aggregate amount equal to $25,000,000. On December 20, 2018, we also entered into an Amended and Restated Revolving Note with Bank of America, whereby we promised to pay the principal amount and accrued interest of each loan to the respective lender or its registered assigns, in accordance with the terms and conditions of the Credit Agreement, as amended. As of December 20, 2018, the aggregate borrowing capacity under the Credit Facilities was $575,000,000 and there were $528,500,000 in borrowings outstanding.

The material terms of the Commitment Increase Agreement and the Amended and Restated Revolving Note are qualified in their entirety by the agreement attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Except as modified by the Commitment Increase Agreement and the Amended and Restated Revolving Note, the material terms of the Credit Agreement remain in full force and effect.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Commitment Increase Agreement by and among Griffin-American Healthcare REIT III Holdings, LP, Griffin-American Healthcare REIT III, Inc., Subsidiary Guarantors and Bank of America, N.A., dated December 20, 2018

10.2	Amended and Restated Revolving Note dated December 20, 2018, by Griffin-American Healthcare REIT III Holdings, LP in favor of Bank of America, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

December 27, 2018	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer